--------------------------------------------------------------------------------
         As filed with the Securities and Exchange Commission on March 11, 1999
                                                     Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                            REGISTRATION STATEMENT ON
                                    FORM S-8
                        UNDER THE SECURITIES ACT OF 1933


                         WYMAN PARK BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     52-2068893
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

11 West Ridgely Road, Lutherville,                  Maryland 21093
(Address of principal executive offices)               (Zip Code)

                         WYMAN PARK BANCORPORATION, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                            Jeffrey M. Werthan, P.C.
                              Matt A. Mullins, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                              7th Floor, East Tower
                            1100 New York Avenue, NW
                              Washington, DC 20005
                     (Name and address of agent for service)

                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed maximum       Proposed maximum
      Title of securities                  Amount to be          offering price           aggregate             Amount of
       to be registered                    registered(1)            per share            offering price      registration fee
-------------------------------------     ----------------      ------------------    ------------------     -----------------------


Common Stock, par value $.01 per share     101,171 shares                 (2)           $1,116,677(2)            $311(2)

====================================================================================================================================

------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Of the 101,171 shares to be registered, 85,990 shares are to be registered based upon an exercise price of $11 per share, and the remaining 15,181 are to be registered based upon the average of the high and low prices of common stock of Wyman Park Bancorporation, Inc. of $11.25 per share as reported on the OTC Electronic Bulletin Board System on March 9, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Wyman Park Bancorporation, Inc. 1999 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.       Incorporation of Certain Documents by Reference.

        The following documents previously or concurrently filed by Wyman Park Bancorporation, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 (File No. 0-23345) filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by audited financial statements contained in the prospectus referred to in Item 3(a) above; and

(c) the description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 0-23345) filed with the Commission on November 10, 1997 and all amendments thereto or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

        The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Secretary, Wyman Park Bancorporation, Inc., 11 West Ridgely Road, Lutherville, Maryland 21093, telephone number (410) 252-6450.

        All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.       Description of Securities.

        Not Applicable.

Item 5.       Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.       Indemnification of Directors and Officers.

        The Certificate of Incorporation of the Holding Company provides that a director or officer of the Holding Company shall be indemnified by the Holding Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Holding Company. Delaware law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Holding Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

        The Certificate of Incorporation and Delaware law also provide that the indemnification provisions of such Certificate and the statute are not exclusive of any other right which a person seeking indemnification may have or later acquire under any statute, provision of the Certificate of Incorporation, Bylaws of the Holding Company, agreement, vote of stockholders or disinterested directors or otherwise.

     These provisions may have the effect of deterring shareholder derivative actions, since the Holding Company may ultimately be responsible for expenses for both parties to the action. A similar effect would not be expected for third-party claims.

        In addition, the Certificate of Incorporation and Delaware law also provide that the Holding Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Holding Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Holding Company has the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Holding Company intends to obtain such insurance.

Item 7.       Exemption from Registration Claimed.

        Not Applicable.

Item 8.       Exhibits.

        See the Index to Exhibits to this Registration Statement.

Item 9.       Undertakings.

(a)     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lutherville, State of Maryland, on March 9, 1999.

                                     WYMAN PARK BANCORPORATION, INC.




                                     By: /s/ Ernest A. Moretti
                                        ---------------------------------------
                                         Ernest A. Moretti, Director, President
                                          and Chief Executive Officer
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernest A. Moretti, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.


By: /s/ Ernest A. Moretti                     By: /s/ Ronald W. Robinson
    --------------------------------------       -------------------------------
    Ernest A. Moretti, Director, President        Ronald W. Robinson,
     and Chief Executive Officer                  Chief Financial Officer
    (Principal Executive and Operating           (Chief Financial and Accounting
      Officer)                                       Officer)

Date: March 9, 1999                           Date: March 9, 1999
      ----------------------                        --------------------


By: /s/ Allan B. Heaver                       By:
    --------------------------------              ------------------------------
    Allan B. Heaver, Chairman of the              H. Douglas Huether, Director
     Board

Date: March 9, 1999                           Date:
      ---------------------                         ---------------------

By: /s/ John K. White                   By: /s/ John R. Beever
    -----------------------------           ------------------------------------
    John K. White, Director                 John R. Beever, Director

Date: March 9, 1999                     Date: March 9, 1999
      ------------------------                ----------------


By:                                     By:
    -----------------------------           ------------------------------------
    Albert M. Copp, Director                Gilbert D. Marsiglia, Sr., Director

Date:                                   Date:


By: /s/ Jay H. Salkin                   By:
    -----------------------------           ------------------------------------
    Jay H. Salkin, Director                 G. Scott Barhight, Director

Date: March 9, 1999                     Date:
      -----------------------                 -----------------


                                  EXHIBIT INDEX


                                                                                      Reference to Prior Filing or
                                                                                      Page Number in Sequentially
    Exhibit                                                                              Numbered Registration
     Number                                                                                    Statement
---------------------                                                                ------------------------------


       4          Instruments Defining the Rights of Security Holders,
                  Including Indentures:

                      Certificate of Incorporation of Wyman Park                                   *
                       Bancorporation, Inc.

                      Bylaws of Wyman Park Bancorporation, Inc.                                    *

                      Form of Stock Certificate of Wyman Park                                      *
                      Bancorporation, Inc.

       5          Opinion of Silver, Freedman & Taff, L.L.P.                                   Exhibit 5

       23         Consent of Anderson Associates, LLP                                         Exhibit 23.1

                  Consent of Wooden & Benson, Chartered                                       Exhibit 23.2

                  Consent of Silver, Freedman & Taff, L.L.P.                             Included in Exhibit 5

       24         Power of Attorney                                                   Contained on signature page.


------------------------

* Filed as exhibits to the Registrant's Registration Statement on Form SB-2 (File No. 333-36119) filed with the Commission on September 22, 1997 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-B.